Exhibit 99.1

AdEx Media, Inc. Announces Appointments to Board of Directors Company to Host Investor Conference Call

Mountain View, CA – August 24, 2009- AdEx Media, Inc. (OTCBB:ADXM), a leading performance-driven, online marketing and distribution company, today announced the appointment of Mr. Joseph Abrams and Mr. Mark Geist to the Company’s Board of Directors, effective immediately.

Mr. Abrams, who will serve as Chairman of the Board, is a highly-successful entrepreneur. He co-founded Intermix Media, Inc. (formerly, eUniverse), owner of the popular social network MySpace, which was sold to Rupert Murdoch’s News Corporation in 2005 for $580 million. Previously, he co-founded The Software Toolworks, a developer and publisher of consumer software, which was sold to Pearson, PLC for $460 million in 1994.

Mr. Geist also brings a distinguished business career to the AdEx board.  Geist was the co-founder of Montgomery Asset Management in 1990. He left his position as CEO of Montgomery in 2000 after growing the firm to over $12 billion in assets under management.

Scott Rewick, CEO of AdEx Media, commented, “We are very pleased to welcome two such seasoned executives to our Board.  Joe’s significant experience in building and monetizing successful technology companies and Mark’s extensive knowledge of the financial services industry and compliance issues will undoubtedly serve both our shareholders and customers well.”

Abrams stated, “AdEx is on track to be the fastest growing company that I have been associated with to date.  I look forward to joining Mark in providing guidance to management at this crucial point in time.”

Geist added, “AdEx is on the leading edge of bringing technology, internet marketing and the consumer together in a seamless platform.  The growth potential is dramatic and I am excited to join the Board and provide what assistance I can in helping this company achieve its full potential.”

Abrams currently serves on the Advisory Board of Akeena Solar, Inc., a publicly-traded solar integrator and installer. He also serves on the Executive Advisory Committee of the William E. Simon Graduate School of Business at the University of Rochester, where he obtained his MBA in Finance.

Mr. Geist previously was a pension fund consultant with Rogers, Casey & Barksdale, Inc. and an executive with the St. Regis Paper Company.  Geist has an MBA in Finance from Iona College and an undergraduate degree in Finance from the University of Connecticut.

The Company will host an investor conference call on Wednesday, August 26, 2009 at 2:00 PM Eastern Time for a review of operations, financials and management discussion. US dialers: (877) 407-8031; International dialers (201) 689-8031.  Interested parties may also listen via the Internet at www.investorcalendar.com. The call will be available for replay for 30 days by dialing (877) 660-6853 (US dialers); (201) 612-7415(International dialers), and entering the replay pass code 286 # and conference ID#331369 and on investorcalendar.com.

About AdEx Media, Inc.

AdEx is an integrated Internet marketing and lead generation publisher and developer, manufacturer, and marketer of consumer products with a focus on both marketing and distributing its own products and offering advertising customers a multi-channel Internet advertising network and broader solutions for direct advertisers and agencies. AdEx's marketing platform provides a range of services including (i) search marketing; (ii) display marketing; (iii) lead generation; and (iv) affiliate marketing. AdEx currently sells its own suite of consumer products which include: (i) Overnight Genius - a comprehensive computer learning course mastering MS Windows, MS Office, eBay, and others; (ii) Rising Star Learning - a math and language arts educational product for children; (iii) Debt Snap - an audio seminar designed to help consumers manage their debt and restore credit standing; and (iv) Lucky At Love - a relationship strategy product. The company offers advertisers a compelling value proposition by offering true pay-per-performance pricing, commonly known as cost-per-action (CPA) or pay-per-action (PPA).

For more information about AdEx Media, visit http://www.AdEx.com.

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with Securities and Exchange Commission.

Investor Contact:
Boutcher&Boutcher
Aimee Boutcher
aboutcher@aol.com
(973) 239-2878